Exhibit 2.6

Dated 24 April 2015

GOLD FIELDS OROGEN HOLDING (BVI) LIMITED

as Issuer

and

GOLD FIELDS LIMITED

and

GOLD FIELDS OPERATIONS LIMITED

and

GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED

together the Guarantors

and

SIBANYE GOLD LIMITED (formerly known as GFI Mining South Africa (Proprietary) Limited)

and

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

SUPPLEMENTAL TRUST DEED

to be read in conjunction with the Trust Deed dated 7 October 2010 constituting

U.S.$1,000,000,000 4.875 per cent.

Guaranteed Notes due 2020 issued by Gold Fields Orogen Holding (BVI) Limited and guaranteed by Gold Fields Limited, Sibanye Gold Limited (formerly known as GFI Mining South Africa (Proprietary) Limited), Gold Fields Operations Limited and Gold Fields Holdings Company (BVI) Limited

Ref: BJD/OF/SZ

Linklaters LLP

Table of Contents

Contents		Page

1	Definitions and Interpretation	1

2	Amendment	2

3	Continuing Obligations	2

4	Incorporation by Reference	2

5	Governing Law and Jurisdiction	2

6	Counterparts	3

7	Contracts (Rights of Third Parties) Act 1999	3

i

This Supplemental Trust Deed is made on 24 April 2015 between:

(1)	GOLD FIELDS OROGEN HOLDING (BVI) LIMITED, a corporation incorporated under the laws of the British Virgin Islands with registered number 184982 (the “Issuer”)

(2)	GOLD FIELDS LIMITED, a company incorporated under the laws of the Republic of South Africa with registered number 1968/004880/06 (the “Company”);

(3)	GOLD FIELDS OPERATIONS LIMITED, a company incorporated under the laws of the Republic of South Africa with registered number 1959/003209/06 (“Gold Fields Operations”);

(4)	GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED, a corporation incorporated under the laws of the British Virgin Islands with registered number 651406 (“Gold Fields Holdings” and, together with the Company and Gold Fields Operations, the “Guarantors”);

(5)	SIBANYE GOLD LIMITED (formerly known as GFI Mining South Africa (Proprietary) Limited), a company incorporated under the laws of the Republic of South Africa with registered number 2002/031431/06 (“Sibanye”); and

(6)	CITICORP TRUSTEE COMPANY LIMITED with its registered office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of the Trust Deed (as defined below)).

Whereas:

(A)	The Issuer, the Guarantors, Sibanye and the Trustee are parties to a trust deed dated 7 October 2010 (as may be further amended, supplemented and/or restated from time to time, the “Trust Deed”) in respect of U.S.$1,000,000,000 4.875 per cent. Guaranteed Notes due 2020 issued by the Issuer and guaranteed by the Guarantors and Sibanye (the “Notes”).

(B)	The Noteholders have, by way of an extraordinary resolution duly passed at a meeting of Noteholders held on 7 April 2015 (the “Extraordinary Resolution”), authorised, amongst other things, the release of the obligations of Sibanye as a guarantor of the Notes, certain amendments to the terms and conditions of the Notes (the “Conditions”) and the Trust Deed and the execution of this Supplemental Trust Deed, which amends the Trust Deed, and have authorised, requested, instructed, empowered and directed the Trustee to enter into this Supplemental Trust Deed.

(C)	Accordingly, the Trustee has agreed to enter into this Supplemental Trust Deed on the following terms and conditions. The Noteholders have, in the Extraordinary Resolution, discharged and exonerated the Trustee from all liability for which it may have become or may become liable under, among other things, the Trust Deed, the Paying and Transfer Agency Agreement or the Notes in respect of any act and omission in connection with the Extraordinary Resolution or its implementation.

This Supplemental Trust Deed witnesses and it is declared as follows:

1	Definitions and Interpretation

1.1	Capitalised terms used but not defined in this Supplemental Trust Deed shall have the meaning given to them in the Trust Deed and in the Conditions save to the extent supplemented or modified herein.

1.2	The principles of interpretation set out in Clause 1 of the Trust Deed shall have effect as if set out in this Supplemental Trust Deed.

2	Amendment

With effect from the date of this Supplemental Trust Deed, the Issuer, the Guarantors, Sibanye and the Trustee agree that the Trust Deed shall be amended as follows:

2.1.1	All references in the Trust Deed to “GFI Mining South Africa (Proprietary) Limited” or “GFI Mining” shall be deleted.

2.1.2	All references in the Trust Deed to a “Guarantor” or the “Guarantors” shall be construed so as to exclude Sibanye.

2.1.3	Recital (C) of the Trust Deed referring to the corporate approvals of Sibanye shall be deleted.

2.1.4	All references to “GFI Mining South Africa (Proprietary) Limited” and the wording “written resolutions of the Board of Directors of GFI Mining South Africa (Proprietary) limited circulated on 10 September 2010,” in the Conditions shall be deleted.

2.2	Sibanye shall have no rights or obligations under the Trust Deed or the Notes with effect from the date of this Supplemental Trust Deed.

3	Continuing Obligations

The provisions of the Trust Deed and the Conditions shall, except as expressly amended by this Supplemental Trust Deed, continue in full force and effect in accordance with their terms.

4	Incorporation by Reference

Except as otherwise provided in this Supplemental Trust Deed, the terms of the Trust Deed shall apply to this Supplemental Trust Deed as if they were set out herein and the Trust Deed shall be read and construed as one document with this Supplemental Trust Deed.

5	Governing Law and Jurisdiction

5.1	Governing Law

This Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

5.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Supplemental Trust Deed (including in relation to a dispute relating to any non-contractual obligations arising out of or in connection with this Supplemental Trust Deed) and the Notes and accordingly any suit, action or proceedings arising out of or in connection with this Supplemental Trust Deed or the Notes (whether contractual or non-contractual) (“Proceedings”) may be brought in the courts of England. Each of the Issuer, the Guarantors and Sibanye irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

This submission is for the benefit of each of the Trustee and the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

5.3	Service of Process

The Issuer and each Guarantor irrevocably appoints Hackwood Secretaries Limited at its registered office for the time being (being at the date hereof at One Silk Street, London EC2Y 8HQ) to receive, for it and on its behalf, service of process in any Proceedings in England and Sibanye irrevocably appoints Law Debenture Corporate Services Limited at its registered office for the time being (being at the date hereof at Fifth Floor 100 Wood Street London EC2V 7EX) to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer, the Guarantors or Sibanye, as the case may be). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Issuer, each Guarantor and Sibanye irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

6	Counterparts

This Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

7	Contracts (Rights of Third Parties) Act 1999

Except as may be otherwise specifically provided in the Trust Deed, a person who is not a party to this Supplemental Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Supplemental Trust Deed. The parties to this Supplemental Trust Deed shall have the right to amend, vary or rescind any provision of this Supplemental Trust Deed without the consent of any such third party.

This Supplemental Trust Deed is executed and delivered as a deed on the date stated at the beginning.

EXECUTED as a DEED by
GOLD FIELDS OROGEN HOLDING (BVI) LIMITED in the presence of:

By:
/s/ Colin Bird

EXECUTED as a DEED by
GOLD FIELDS LIMITED in the presence of:

By:
/s/ Paul A. Schmidt

EXECUTED as a DEED by
GOLD FIELDS OPERATIONS LIMITED in the presence of:

By:
/s/ Lee-Ann Samuel

EXECUTED as a DEED by
GOLD FIELDS HOLDINGS COMPANY (BVI) LIMITED in the presence of:

By:
/s/ Paul A. Schmidt

EXECUTED as a DEED by
SIBANYE GOLD LIMITED (formerly known as GFI Mining South Africa (Proprietary) Limited) in the presence of:

By:
/s/ Neal Froneman

EXECUTED as a DEED by
SIBANYE GOLD LIMITED (formerly known as GFI Mining South Africa (Proprietary) Limited) in the presence of:

By:
/s/ Charl Keyter

EXECUTED as a DEED by
CITICORP TRUSTEE COMPANY LIMITED in the presence of:
/s/ Jilian Hamblin